Exhibit 10.20


                          PROPERTY MANAGEMENT AGREEMENT
                          -----------------------------

         THIS AGREEMENT is made and entered into as of the 17th day of July, 1998 by and between Apple REIT VI Limited Partnership, a Virginia limited partnership (hereinafter referred to as "Owner"), and Apple Residential Management Group, Inc., a Virginia corporation (hereinafter referred to as "Manager").

                              W I T N E S S E T H :

         WHEREAS, Owner is the owner of Pepper Square Apartments (hereinafter referred to as the "Property"); and

         WHEREAS, Owner and Manager desire to enter into this Agreement for the purposes herein contained.

         NOW, THEREFORE, in consideration of the promises herein contained, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Designation of Manager as Manager for the Property. Owner hereby engages Manager as sole and exclusive manager to rent, manage and operate the Property, upon the conditions and for the term and compensation herein set forth. All or a portion of the services being performed by Manager may be contracted or subcontracted to another property management company, provided that such company agrees to be bound by the terms of this Agreement.

         2. Term of Agreement; Renewal. This Agreement shall be valid for an initial term of two (2) years. In the event Owner sells its interest in the Property, this Agreement will terminate upon the date of such sale. Unless either party by written notice sent to the other party at least sixty (60) days before the end of any two-year term hereof elects not to renew this Agreement, this Agreement shall renew automatically for successive terms of two (2) years on the same terms as contained herein.

         3. Acceptance of Engagement. Manager hereby accepts its engagement as the manager of the Property and agrees to perform all services necessary for the care, protection, maintenance and operation of the Property, including the following:

                  a. The collection of all rents and other income from the Property, provided that nothing herein contained shall constitute a guarantee by Manager of the payment of rent by tenants;

                  b. The purchase,  at the expense of Owner,  of all  equipment,
tools,   appliances,   materials,   supplies  and  uniforms  necessary  for  the
maintenance or operation of the Property;


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                  c.  The  contracting  on  behalf  of  Owner  for  water,  gas, electricity and other services necessary for the operation and maintenance of the Property;

                  d. The advertising for the rental of space in the Property, the cost of which shall be paid or by Owner;

                  e. The use of all reasonable efforts to keep the Property rented by procuring tenants for the Property and negotiating and executing on behalf of Owner all leases for space in the Property;

                  f. The employment, discharge and payment of all employees or contractors necessary to be employed in the management and operation of the Property. Owner agrees that all wages (and federal and state unemployment insurance and other required charges) of such employees, and all compensation of such employees and contractors, shall be paid from Owner's funds;

                  g. The preparation and filing of all returns and other documents (other than promissory notes, mortgages, deeds of trust or other documents or instruments which would encumber the Property) required under the Federal Insurance Contributions Act and the Federal Unemployment Tax Act, or any similar federal or state legislation. Manager shall also file returns and reports, and pay from Owner's funds, all sums as may from time to time be required by the state or locality in which the Property is located;

                  h. The maintenance of full books of account with correct entries of all receipts and expenditures, which books of account shall be the property of Owner and shall at all times be open to the inspection of Owner or any of its employees or duly authorized agents;

                  i. The furnishing to Owner of all lenders' annual property inspection letters regarding repairs necessary to avoid mortgage loan defaults. The furnishing monthly of a detailed statement of all receipts and disbursements for that month, such statement to be furnished on or before the 20th day of each month for the preceding month. Such statement shall show the status of collections and shall be supported by cancelled checks, vouchers, duplicate invoices and similar documentation covering all items of income and expense, which shall be kept in Manager's office and shall be available for inspection by Owner's representatives at all times. Manager shall also furnish a monthly operating statement showing the income and expense for the month, and year to date, and for the same month of the preceding year. The cost of performing the accounting functions outlined in paragraphs h and I shall be paid for by Owner pursuant to the terms of this Agreement;

                  j. The furnishing of annual reports to Owner which shall contain a composite financial report of the monthly statements provided in accordance with paragraph I, plus a statement by Manager as to the operations of the Property during the previous year and recommendations, if any, as to necessary policy changes or improvements which should be


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implemented in the forthcoming year, which  recommendations shall be accompanied by an estimated budget for such items;

                  k. The furnishing from time to time, at least semi-annually, of a tentative budget of expenses;

                  l. The furnishing from time to time, at least annually, of the following schedules: (1) forecast of rental and occupancy changes; (2) review of lease negotiations; (3) annual analysis of leases; and (4) schedule of capital improvements and method of financing such improvements;

                  m. The furnishing, on a regular basis, of all forms necessary to operate and lease the Property and manage the personnel including, but not limited to, form leases, contracts and management policies; and

                  n. During the initial term of this Agreement, supervising the transition from former ownership of the Property and implementing new management systems with respect to operation of the Property.

         4. Deposits of Rent and Other Income. All sums received from rents, tenant security deposits or other deposits on space in the Property, deposits on keys and other income from the Property, shall be deposited from time to time as collected by Manager to the credit of Owner in such bank or banks as may from time to time be designated by Owner. Such funds shall be disbursed only in accordance with the terms of each individual lease and in accordance with any applicable federal, state or local laws, regulations or ordinances.

         5. Insurance. Owner shall place all insurance policies with respect to the Property and its operation. Manager shall be included as an insured in the policies covering general liability, public liability and workers' compensation insurance. In the event Manager is authorized by Owner to place insurance policies, the companies, the general agents, the amounts of coverage and the risks insured shall be subject to the approval of Owner.

         6. Indemnification. Owner hereby agrees to indemnify and hold harmless Manager against and in respect of any loss, cost or expense (including reasonable investigative expenses and attorneys' fees), judgment, award, amount paid in settlement, fine, penalty and liability of any and every kind incurred by or asserted against Manager by reason of or in connection with the employment of Manager hereunder, the performance by Manager of the services described herein or the occurrence or existence of any event or circumstance which results or is alleged to have resulted in death or injury to any person or destruction of or damage to any property and any suit, action or proceeding (whether threatened, initiated or completed) by reason of the foregoing; provided, however, that no such indemnification of Manager shall be made, and Manager shall indemnify and hold Owner harmless against, and to the extent of, any loss that a court of competent jurisdiction shall, by final adjudication, determine to have resulted from willful misconduct, gross negligence or fraud by or on the part of Manager.


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         7.  Compensation of Manager for Managing the Property.  Owner shall pay to Manager a "Property Management Fee" for management of the Property pursuant to this Agreement in an amount equal to five percent (5%) of the monthly gross revenues from the Property. The Property Management Fee shall be paid to Manager on or before the 10th day of each month and shall be based upon the income received by Owner (for such month) which has been obtained by such date. If additional gross revenues are received by Owner after the day Manager is paid, the sum due to Manager on account of such additional income shall be paid to Manager when Manager is paid its fees for the next succeeding month.

         8. Reimbursement of Expenses. Owner shall reimburse Manager for Manager's expenses, including salaries and related overhead expenses, associated with bookkeeping, accounting and financial reporting services pertaining to the Property.

         9. Reserves for Capital Items. Owner acknowledges that the budget prepared by Manager, pursuant to paragraph 3(k), will contain a category labeled "Reserve for Capital Items." Owner agrees to place rents and other income in a bank account, or to permit Manager to transfer Owner's funds to such account, in sufficient amounts to meet the needs reflected in such budget. Such funds shall be placed in the account on a monthly basis as reflected in the budget.

         10. Cash Flow. Owner acknowledges that the budget prepared by Manager, pursuant to paragraph 3(k), will contain a category labeled "Cash Flow." Owner agrees, in the event that the budgeted cash flow for the Property is "negative" in any month covered by the budget, to place sufficient funds in a bank account, or to permit Manager to transfer Owner's funds to such account, to make up the budgeted operating deficit. These funds must be placed in such account at least forty-five (45) days before the budgeted deficit is to occur.

         11. Power of Attorney. Owner hereby makes, constitutes and appoints Manager its true and lawful attorney-in-fact, for it and in its name, place and stead and for its use and benefit to sign, acknowledge and file all documents and agreements (other than promissory notes, mortgages, deeds of trust or other documents or instruments which would encumber the Property) necessary to perform or effect the duties and obligations of Manager under the terms of this Agreement. The foregoing power of attorney is a special power of attorney coupled with an interest. It may only be terminated by cancelling this Agreement as provided herein.

         12. Relationship of Parties. The parties agree and acknowledge that Manager is and shall operate as an independent contractor in performing its duties under this Agreement, and shall not be deemed an employee or agent of Owner.

         13.   Entire   Agreement.   This   Agreement   represents   the  entire
understanding between the parties hereto with regard to the transactions described herein and may only be amended by a written instrument signed by the party against whom enforcement is sought.

         14. Governing Law. This Agreement shall be construed in accordance with and be governed by the laws of the Commonwealth of Virginia.


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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the day and year first above written.

                                      OWNER:

                                      APPLE REIT VI LIMITED PARTNERSHIP,
                                           a Virginia limited partnership


                                      By: Apple General, Inc., general partner


                                      By:     /s/ Glade M. Knight
                                            ------------------------------------

                                      Title:  President
                                            ------------------------------------


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                                      MANAGER:

                                      APPLE RESIDENTIAL MANAGEMENT GROUP, INC.



                                      By:     /s/ Glade M. Knight
                                            ------------------------------------

                                      Title:  President
                                            ------------------------------------